Exhibit 10(b)

STATE OF NORTH CAROLINA
                                                            EMPLOYMENT AGREEMENT
COUNTY OF MECKLENBURG

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 9th day of September 1998, with an effective date of July 8, 1998, by and between FIRST COMMERCE BANK (hereinafter referred to as the "Bank") and E. MICHAEL GUDELY, II (hereinafter referred to as the "Officer").

                              W I T N E S S E T H:

         WHEREAS, the Bank desires to retain the Officer's services as an executive employee of the Bank for the Term (as defined below), and the Officer is willing to serve as an executive employee of the Bank for such period; and

         WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions of the Officer's employment with the Bank.

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Bank and the Officer hereby agree as follows:

         Section 1. Employment. The Bank hereby agrees to employ the Officer, and the Officer hereby agrees to serve as an executive employee of the Bank, upon the terms and conditions stated herein. The Officer will (i) serve as the Senior Vice President and Chief Credit Officer of the Bank with such duties, responsibility and authority as are generally associated with such executive office, and (ii) have such other duties, responsibilities and authority, and render to the Bank such other management services, as are customary for persons



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having such an executive office with a commercial bank and as are reasonably assigned to him from time to time by the Board of Directors of the Bank (the "Board") or the President and Chief Executive Officer of the Bank (the "CEO"). The Officer shall faithfully and diligently discharge his duties and responsibilities under this Agreement and shall use his best efforts to implement the policies established by the Board.

  The Officer hereby agrees to devote such number of hours of his working time and endeavors to his duties and responsibilities hereunder as the Officer, the Board and the CEO shall deem to be necessary to discharge such duties and responsibilities. Except with prior consent of the Board, the Officer shall not engage in any other occupation which requires a significant amount of the Officer's personal attention during the Bank's regular business hours or which otherwise interferes with the Officer's attention to or performance of his duties and responsibilities under this Agreement. However, nothing herein contained shall restrict or prevent the Officer from personally, and for the Officer's own account or for the account of the Officer's immediate family, trading in stocks, bonds, securities, real estate or other forms of investment so long as such investment activities do not interfere with the Officer's attention to or performance of his duties and responsibilities under this Agreement.

         During the Term, the Officer shall maintain his primary residence at a location permitting him to perform his duties and responsibilities at the Bank's principal office in Mecklenburg County, North Carolina.

         Section 2. Compensation. For all services rendered by the Officer to the Bank under this Agreement, the Bank shall pay the Officer a base salary of no less than Eighty Thousand Dollars ($80,000.00) per annum ("Base Salary"),

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payable in cash not less frequently than monthly. Such Base Salary shall be subject to customary withholding taxes and such other employment taxes as are required by law. The Officer's Base Salary may be increased by the Board, and all references to Base Salary herein shall mean his Base Salary as so increased.

         Section 3. Participation in Retirement and Employee Benefit Plan; Fringe Benefits. During the Term, the Officer shall be entitled to participate in any and all employee benefit programs and compensation plans from time to time maintained by the Bank and available to executive officers and/or all employees of the Bank, all in accordance with the terms and conditions (including eligibility requirements) of such programs and plans and the policies adopted by the Board in establishing such programs and plans. The Officer shall be entitled to paid vacation leave in accordance with the Board's policy for the senior executive employees of the Bank now or hereafter in effect.

         In addition to the other compensation and benefits described in this Agreement, the Bank shall promptly reimburse the Officer for all reasonable and duly documented expenses incurred by him (a) in the performance of his duties and responsibilities under this Agreement in accordance with the polices established by the Board. The Bank shall pay the Officer's civic club and dining club membership fees and dues; provided, however, that the Officer shall be responsible for all expenses for personal use of such clubs.

         Section 4. Term. Unless sooner terminated as provided in this Agreement and except as otherwise provided in Section 9, the term of this Agreement and the Officer's employment hereunder shall be for a period commencing on the date hereof ("Commencement Date") and continuing until the close of business on the

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third anniversary of the Commencement Date; provided, however, that on each anniversary of the Commencement Date, the term shall be extended for a period of one (1) year unless the Bank or the Officer gives written notice at least ninety
(90) days prior to such anniversary that the Term shall not be extended and shall be fixed at its then existing duration (the "Term).

         Section 5. Non-Competition and Confidentiality. The Officer hereby acknowledge and agrees that: (i) in the course of his service as an executive officer of the Bank, he will gain substantial knowledge of and familiarity with the Bank's customers and its dealings with them, and other Confidential Information (as defined below) concerning the Bank's business, all of which constitute valuable and privileged assets that are particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and (ii) in order to protect the Bank's interest in and to assure the benefit of its business, it is reasonable and necessary to place certain restrictions on the Officer's ability to Compete (as defined below) against the Bank and on his disclosure of Confidential Information. For that purpose, and in consideration of the Bank's agreements contained herein, the Officer covenants and agrees as provided below:

         (a) Confidentiality Covenant. All Confidential Information shall be considered and kept by the Officer as the confidential, private and proprietary property of the Bank. At all times during and following the Term, and except as shall be required in the course of the performance by the Officer of his duties on behalf of the Bank or permitted by a direct, written authorization of the Board, he will not divulge any such Confidential Information to any Person (as defined below) not employed by the Bank (except as required by applicable laws or regulations, rules or orders promulgated thereunder), remove any such Confidential Information in written or other recorded form from the Bank's

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premises, or make any use of any Confidential Information for his own purposes or for the benefit of any Person other than the Bank. Following the termination of the Officer's employment with the Bank, this Paragraph 5(a) shall not apply to any Confidential Information which then is in the public domain (provided that the Officer was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without the Bank's consent) or which was obtained by the Officer from a Person who is not obligated under an agreement of confidentiality with respect to such information.

         (b) Noncompetition. In consideration of employment of the Officer, during the Term and any subsequent Payment Period (as defined below), the Officer agrees that he will not, within Mecklenburg County, North Carolina, directly or indirectly, own, manage, operate, join, control or participate in the management, operation or control of, or be employed by, an independent contractor of, or connected in any manner with, any Person who Competes with the Bank, without the prior written consent of the Board. Notwithstanding the foregoing, the Officer shall be free, without such consent, to purchase or hold as an investment or otherwise up to five percent (5%) of the outstanding equity interests of any Person which has any class of equity interests listed on any national securities exchange or which has transactions in a class of its equity interests quoted on The Nasdaq Stock Market or other over-the-counter market or inter-dealer quotation system.

         (c) Remedies for Breaches. The Officer understands and agrees that a breach by him of the covenants contained in Sections 5(a) or 5(b) will be deemed a material breach of this Agreement and will cause irreparable injury to the Bank, and that it would be difficult to ascertain the amount of monetary damages that would result from any such breach. In the event of the Officer's actual or threatened breach of the covenants contained in Paragraphs 5(a) or 5(b), the Bank shall be entitled to bring a civil action seeking an injunction restraining the Officer from breaching or continuing to breach those covenants or from any threatened breach thereof, or any other legal or equitable relief relating to the breach of such covenants. The Officer agrees that, if the Bank institutes

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any action or proceeding against him seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach of any of such covenants, he shall be deemed to have waived any claim or defense that the Bank has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. The exercise by the Bank of any such right, remedy, power or privilege, however, shall not preclude the Bank from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of the Bank.

         Notwithstanding anything contained to the contrary, the Officer agrees that the provisions of Sections 5(a) and 5(b) and the remedies provided in this
Section 5(c) for a breach shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair, the rights of the Bank under the Trade Secrets Protection Act contained in Article 24, Chapter 66 of the North Carolina General Statutes, or any other state or federal law or regulation dealing with or providing a remedy for this wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

         (d) Survival of Covenants. The Officer's covenants and agreements and the Bank's rights and remedies provided for in this Paragraph 5 shall survive

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any termination of this Agreement or the Officer's employment with the Bank.

         (e) Definitions. For purposes of this Agreement:

         (i) "Confidential Information" means any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of customers and information regarding their accounts and business dealings with the Bank), policies and procedures, computer system and software, shareholders, employees, officers and directors of or relating to the Bank and generated, compiled or maintained by or on behalf of the Bank.

         (ii) A Person that "Competes" means a Person that (A) solicits or secures deposits from any Person, (B) solicits or makes loans to any Person, (C) offers or engages in the provisions of trust services, (D) induces or attempts to induce any Person who was a customer of the Bank at the time of the termination of the Officer's employment to change the customer's depository, loan, trust, or other banking relationship from the Bank to another financial institution or financial services entity, (E) provides credit card services, or (F) otherwise provides any type of commercial banking or trust services, in each case within

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               Mecklenburg County, North Carolina.

         (iii) "Person" means (A) an individual or a corporation, partnership (limited or general), trust, limited liability company, business, trust, association (mutual or stock, and including a mutual holding company), joint venture, pool, syndicate, unincorporated organization or any other form of entity; and (B) any Affiliate (as defined below) of any individual or entity listed in item
               (A).

         (iv) "Affiliate" means any Person who controls, is under control with, or is controlled by the Person to whom reference is being made; and for the purposes of the definition of Affiliate, control shall be deemed to exist in a Person who beneficially owns ten percent (10%) or more of the outstanding equity interests (or options, warrants or other rights to acquire such equity interests) of another Person.

         Section 6. Standards. The Officer, in the execution of his duties and responsibilities under this Agreement, shall at all times and in all respects comply with the policies of the Board, including any code of business conduct or code of ethics adopted by the Board for application to the Bank's employees, and with all applicable statutes and with all rules, regulations, administrative orders, statements or policy and other pronouncements or standards promulgated by any Regulatory Authority (as defined below).

         Section 7. Termination and Termination Pay.

                  (a) The Officer may terminate his employment under this Agreement at any time upon sixty (60) days written notice to the Board. Upon

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such termination, the Officer shall be entitled to receive payment of his Base
Salary and all benefits and other compensation earned, vested, accrued or accruing through the effective date of such termination; provided, however, that the Board, in its sole discretion, may elect for the Officer not to serve out part or all of said notice period.


         (b) The Officer's employment under this Agreement shall be terminated upon his death. Upon any such termination, the Officer's estate shall be entitled to receive promptly payment of his Base Salary and all benefits and other compensation earned, vested, accrued or accruing through the date of his death.

         (c) In the event the Officer becomes Disabled (as defined below) during the Term, for the greater of (i) six (6) months from the date of the determination the Officer has become Disabled and (ii) the remainder of the Term the Bank shall pay to the Officer an amount equal to sixty-six point sixty-seven percent (66.67%) of his Base Salary, and shall continue to provide the Officer each of the other benefits set forth or described in this Agreement. At its expense, the Bank shall maintain a disability income policy upon the Officer sufficient to fund its obligations herein. In the event any disagreement between the Officer and the Bank as to whether the Officer has become Disabled, the Officer shall be examined by an impartial and reputable physician practicing within Mecklenburg County, North Carolina, selected by mutual agreement of the Officer and the Bank, or failing such agreement, by two (2) physicians practicing within Mecklenburg County, North Carolina (one (1) shall be selected by the Bank and one (1) selected by the Officer), and the determination of such

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physician or physicians as to whether the Officer has become Disabled shall be final and binding on the Officer and the Bank. The Bank shall pay the reasonable fees and expenses of such physician or physicians in making any determination required under this Section 7(c). For purposes of this Agreement, "Disabled" means that the Officer has become permanently unable to perform satisfactorily his duties and responsibilities under this Agreement by reason of physical incapacity or mental impairment.

         (d) Subject to the provisions of Section 9, the Board may terminate the Officer's employment under this Agreement at anytime for any reason with or without Cause (as defined below); provided, however, that upon any such termination, the Officer shall continue to receive his Base Salary for the applicable Payment Period (as defined below); and, provided further that any such termination by the Board shall not prejudice the Officer's right to receive all compensation (in addition to Base Salary) or benefits payable to, or receivable by, him under this Agreement during the applicable Payment Period. The Officer shall receive his Base Salary and all other compensation or benefits payable to, or receivable by, him under this Agreement for the following periods (each a "Payment Period") upon any of the following events: (i) following any termination without Cause (except as described in the following item (ii)), the Payment Period shall be the greater of (A) six (6) months and (B) the remainder of the Term; (ii) following the second written notice to the Officer from the Board of a less than satisfactory performance rating (which rating and second notice may not be given less than ninety-one (91) days after the first such rating and written notice), the Payment Period shall be three (3) months; and
(iii) following any termination for Cause, there shall be no Payment Period.

         For   purposes of this Agreement, "Cause" means:

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         (i)   A determination by the Board, in good faith, that the Officer has
               (A) breached in any material respect any material term or condition of this Agreement or (B) is or has engaged in willful misconduct which is having or is reasonably likely to have a material adverse effect on the Bank's business, reputation or business prospects. Prior to any termination by the Board of the Officer's employment for Cause, the Board shall give the Officer written notice describing the basis for termination and, if during a period of thirty (30) days following such notice the Officer cures or corrects the same to the reasonable satisfaction of the Board, then the Officer's employment shall not be terminated and this Agreement shall remain in full force and effect. Notwithstanding the above, if the Board has given written notice to the Officer on a previous occasion of (x) the same or a substantially similar breach or event of willful misconduct or
               (y) a breach or event of willful misconduct which the Board determines in good faith to be of substantially similar import, then termination for Cause under this Section 7(d) shall be effective immediately and the Officer shall have no right to cure or correct such breach or event of willful misconduct;

         (ii) The violation by the Officer of any applicable federal or state law, or any applicable rule, regulation, order or statement of

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               policy promulgated thereunder by any governmental agency or authority having jurisdiction over the Bank, including without limitation the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks, the Federal Reserve Board or any other banking regulator (a "Regulatory Authority"), which results from the Officer's gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and which has or is reasonably likely to have a material adverse effect on the Bank's business, reputation or business prospects.

         (iii) The Officer's commission in the course of his employment with the Bank of an act of fraud, embezzlement or theft (whether or not resulting in criminal prosecution or conviction);

         (iv) The Officer's conviction of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies the Officer from serving as an employee or executive officer of, or a party affiliated with, the Bank;

         (v) The issuance by a Regulatory Authority of a finding or order removing, suspending, or prohibiting the Officer from participating in the conduct of the Bank's affairs; or

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         (vi)  The occurrence of any event resulting in the Officer being excluded from coverage, or having coverage limited as to the Officer as compared to other covered officers or employees, under the Bank's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees.

         Section 8. Additional Regulatory Requirements. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that the Bank shall not be required to make any payment or take any action under this Agreement if (a) the Bank is declared by any Regulatory Authority to be insolvent, in default or operating in an unsafe or unsound manner, (b) such payment or action is prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any Regulatory Authority, or (c) such payment or action otherwise would be prohibited by any Regulatory Authority.

         9. Change in Control.

         (a) In the event of a Qualifying Change in Control (as defined below), the Term shall automatically be the longer of (i) its then current duration and
(ii) a period of three (3) years commencing on the day immediately prior to the date that the Qualifying Change in Control occurs, and shall be upon such terms and conditions, including the then level of Base Salary, as shall exist as of such date.

         (b) In the event of a termination of the Officer's employment under this Agreement by the Board (or the Board of Directors of any successor to the Bank) in connection with, or within twenty-four (24) months after a Qualifying

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Change in Control other than for Cause, the Officer shall be entitled to receive the sum and the benefits set forth in Section 9(d) below, when and as provided in Section (d).

         (c) The Officer shall have the right to terminate this Agreement upon the occurrence of any of the following events (the "Termination Events") within twenty-four (24) months following a Qualifying Change in Control:

         (i) His duties, responsibilities and/or authority shall be diminished from the levels existing immediately prior to the Qualifying Change in Control or from those he shall agree to in writing in connection with the Qualifying Change in Control;
         (ii) His rights to participate in, or his benefits receivable under, life insurance, medical or hospitalization insurance, disability insurance, stock option, stock purchase, deferred compensation, management retention, retirement, or similar plans or programs in which he participated or under which he received benefits as of the day prior to the date of the Qualifying Change in Control ("Plans") are eliminated or reduced in their level, scope, or coverage; or
         (iii) He is required to perform his principal executive functions at a location outside of Mecklenburg County, North Carolina without his express prior written consent.

A Termination Event shall be deemed to have occurred on the date such action or event is implemented or takes effect.

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         (d) In the event that the Officer's employment is terminated under
Section 9(b) or (c), (i) the Bank shall pay to the Officer an amount equal to two hundred ninety-nine percent (299%) of the Officer's "base amount" as defined in Section 280G(b)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) until the end of the Term as set forth in Section 9(a), the Officer shall be entitled to continue to participate at his then current levels of benefits in Plans not requiring for participation therein for qualification under federal law one thousand (1,000) hours of service per calendar year.

         (e) At his sole option, the Officer shall be paid the amount described in item (i) of Section 9(d) either (i) in a lump sum within ten (10) days of the date of such termination or (ii) in equal monthly installments over the months remaining until the end of the Term as set forth in Section 9(a). Notwithstanding the foregoing, the Officer, at his sole option, may elect to reduce the payments and/or benefits otherwise receivable pursuant to items (i) and/or (ii) of Section 9(d), to the extent the Officer in his sole discretion may determine, in order to avoid classification of such payments and/or benefits as "parachute payments" within the meaning of Code Section 280G or for any other or no reason.

         (f) For the purposes of this Agreement, "Qualifying Change in Control" means:

         (i) Any Person, directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of beneficial ownership of voting stock and irrevocable proxies, representing twenty-five percent (25%) or

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               more of any class of voting securities of the Bank, or acquires the ability of in any manner to elect, or to influence or cause the election, of a majority of the Board;
         (ii) The Bank merges with another Person with the result that the shareholders of the Bank immediately prior to the public announcement of the Bank's agreement to effect such transaction do not beneficially own at least sixty-six percent (66%) of the voting equity interests of the surviving Person in such transaction; or
         (iii) All or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any Person.

Notwithstanding the other provisions of this Paragraph 9(f), a transaction or event shall not be considered a Qualifying Change in Control if, prior to the consummation or occurrence of such transaction or event, the Officer and the Bank agree in writing that the same shall not be treated as a Qualifying Change in Control for purposes of this Agreement.

         (g) The Officer shall have twelve (12) months from the date of occurrence of the Termination Event to terminate this Agreement pursuant to
Section 9(c). Any such termination shall be deemed to have occurred only upon delivery to the Bank, or any successor thereto, of written notice of termination which describes the Qualifying Change in Control and Termination Event. If the Officer does not so terminate this Agreement within such twelve-month period, he shall thereafter have no further rights hereunder with respect to that Termination Event, but shall retain his rights hereunder with respect to any other Termination Event as to which such period has not expired.

         (h) Not withstanding any other provision of this Section 9, in the event a Qualifying Change in Control under the circumstances described in
Section 9(f)(ii), or (iii) shall occur after the last day of the second

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consecutive calendar year in which the Bank shall have reported operating losses
(before extraordinary losses) in accordance with generally accepted accounting principles ("GAAP") consistently applied to such two calendar years and the calendar year preceding such two-year period (and excluding from such reporting any impact on the reporting of operating results resulting from changes in federal or state regulatory requirements generally applicable to the banking industry) but before the Bank reports operating earnings (excluding extraordinary losses) in accordance with GAAP consistently applied to such calendar year and the above-described calendar years, the Term of this Agreement shall be fixed as of the Qualifying Change in Control as provided in Section 4 and the Officer shall be entitled to such compensation as is provided in Section 2 and such termination pay (when and if applicable) as is provided in Section 7 (not this Section 9).

                  (i) In the event that the employment of the Officer terminates under Section 9(b) or Section 9(c), without prejudice to his rights under
Section 9(d) or Section 9(e), if the Officer is requested by the Person effecting the Qualifying Change in Control to do so, the Officer shall serve as an independent contractor consultant to the Bank or its successor for up to forty (40) hours per week for up to (4) months following such employment termination at an hourly fee equal to his Base Salary at the time of termination divided by three hundred sixty (360) days divided by eight (8). The Officer shall provide such consulting services in Mecklenburg County, North Carolina and shall be reimbursed for all reasonable and duly documented expenses incurred by him in providing such services.

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         Section 10. Successors and Assigns.


         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank, including any Person who shall acquire, directly or indirectly by merger, share exchange, purchase or otherwise, all or substantially all of the capital stock or assets of the Bank.

         (b) The Bank is contracting for the unique and personal skills of the Officer. Therefore, the Officer shall be precluded from assigning or delegating his rights, duties or responsibilities hereunder.

         Section 11. Modification; Waiver; Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties hereto. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided. Notwithstanding any provision hereof, the Board may increase any compensation or benefit payable to, or receivable by, the Officer under this Agreement.

         Section 12. Applicable Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to govern.

         Section 13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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         Section 14. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

         Section 15. Disputes. In the event any dispute shall arise between the Officer and the Bank (or its Board) as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Agreement or in defending against any action taken by the Bank, unless the Officer shall have received no recovery or other relief on his claims or shall have not prevailed on his defenses, the Bank shall reimburse the Officer for all costs and expenses, including reasonable attorneys' fees, incurred by him in such disputes or proceedings.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal to be effective as of the day and year first hereinabove written.



                                          FIRST COMMERCE BANK

                                           By: /s/ H. Keith Brunnemer, Jr.
                                               ---------------------------
[CORPORATE SEAL]                               H. Keith Brunnemer, Jr.
                                               Chairman
ATTEST:

/s/ Pressley A. Ridgill
-----------------------
Pressley A. Ridgill, Secretary
                                               /s/ E. Michael Gudely, II (SEAL)
                                               -------------------------
                                               E. MICHAEL GUDELY, II




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